UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2008

NEXITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51273	63-0523669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blue Lake Drive, Suite 330 Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 298-6391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

The following information is being furnished pursuant to Item 2.02 and Item 7.01.

Information is being furnished in Exhibit 99.1, incorporated herein, with respect to presentations to investors and others that may be made by executive officers of Nexity Financial Corporation (“Nexity”). This information includes selected financial and operational information through February 2008 and does not represent a complete set of financial statements and related footnotes prepared in conformity with generally accepted accounting principles (“GAAP”). Most, but not all, of the selected financial information furnished herein is derived from Nexity’s consolidated financial statements and related footnotes prepared in accordance with GAAP and management’s discussion and analysis included in Nexity’s reports on Forms 10-K and 10-Q. Nexity’s annual financial statements are subject to independent audit. These materials are dated February 29, 2008, and Nexity does not undertake to update the materials after that date.

The presentation is also available on Nexity’s website at www.nexitybank.com. Nexity Financial Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q, and 8-K and other publicly available information should be consulted for other important information about Nexity.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Investor Presentation of Nexity Financial Corporation, dated February 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 29, 2008

NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
By:	John J. Moran
Its:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation of Nexity Financial Corporation, dated February 29, 2008

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